UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): December 21, 1997



                               -------------------



                         ARTISTIC GREETINGS INCORPORATED
             (Exact name of registrant as specified in its charter)



           Delaware                          0-7513              16-0909929
(State or other jurisdiction of      (Commission File No.)    (I.R.S. Employer
incorporation or organization)                               Identification No.)


One Komer Center, P.O. Box 1999, Elmira, New York                 14902
(Address of principal executive offices)                        (Zip Code)


        Registrant's Telephone Number, including area code: (607)735-4555



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On December 21, 1997, Artistic Greetings Incorporated ("Artistic") announced that it has entered into an agreement and plan of merger (the "Merger Agreement") with MDC Communications Corporation, a Canadian company ("MDC"), for the merger of a wholly owned subsidiary of MDC with and into Artistic (the "Merger") for cash consideration of $5.70 for each of the approximately 5.8 million Artistic shares of common stock outstanding, for total proceeds to the stockholders of Artistic of approximately $33 million. It is a condition to the consummation of the Merger that Artistic have completed an asset disposition as set forth in an asset purchase agreement (the "Asset Purchase Agreement") between Artistic and Artistic Direct Incorporated, a New York corporation ("ADI"), for the sale to ADI of certain assets not related to Artistic's check business (the "Personalized Product Business"), for $9 million in cash and the assumption of certain liabilities related to the Personalized Product Business.

     A copy of the press release regarding this matter, the Merger Agreement, the Asset Purchase Agreement and the Stockholders Agreement are attached as exhibits to this Form 8-K. See "Item 7. Financial Statements and Exhibits."

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         Exhibits.  The following exhibits are filed herewith:

         1.         Press Release dated December 21, 1997.

         2.         Agreement and Plan of Merger dated December 21, 1997.

         3.         Asset Purchase Agreement dated December 21, 1997.

         4.         Stockholders Agreement dated December 21, 1997.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                               ARTISTIC GREETINGS INCORPORATED


                               By:  /s/ Thomas C. Wyckoff
                                    ------------------------------------------
                                    Name:   Thomas C. Wyckoff
                                    Title:  Chief Operating Officer,
                                              Executive Vice President, Acting
                                              Chief Financial Officer, and
                                              General Counsel

DATE:  December 30, 1997




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                                  EXHIBIT INDEX

Exhibit
Number


1.   Press Release dated December 21, 1997.

2.   Agreement and Plan of Merger dated December 21, 1997.

3.   Asset Purchase Agreement dated December 21, 1997.

4.   Stockholders Agreement dated December 21, 1997.